Exhibit 20.1

Higher Education Funding I

For the Distribution Date – May 25, 2005
Current Collection Period – April 2005

Pursuant to section 1(a)(i)(K) of the Administration Agreement, the following has been prepared by the issuer administrator. The information shown below has not been independently verified; however, it is believed to be accurate to the best of the issuer’s knowledge.

Higher Education Funding I
For the Distribution Date — 05/25/05
Current Collection Period — April 2005

Collection Account Activity	Prior Month (M-2)	Prior Month (M-1)	Current Month (M)

Collection period payment activity
Principal	$9,054,036	$14,688,062	$13,968,872
Interest	1,738,946	3,263,797	3,598,739
Fees	8,307	12,887	15,290

Subtotal	10,801,289	17,964,746	17,582,902
Prior period undistributed collections	2,162,725	1,067,183	7,031,636
Prior period collections deposited by the Servicer in the current period	92,103	1,201,976	1,179,476
Current period collections deposited by the Servicer in the subsequent period	(1,201,976)	(1,179,476)	(1,574,212)

Total cash remitted by the Servicers during the current collection period	11,854,141	19,054,429	24,219,802

Other Deposits
Amounts transferred from the acquisition account	—	—	—
Amounts transferred from the administration account	—	—	—
Amounts transferred from the borrower benefits account	122,548	20,713	42,500
Amounts transferred from the reserve account	—	—	562,500
Special allowance payments received	219,429	—	4,144,131
Subsidy payments received	398,200	—	1,544,871
Interest earnings on trust accounts	26,833	33,835	221,870

Total cash deposits	12,621,152	19,108,976	30,735,674

Total cash distributions	(11,553,970)	(12,077,341)	(16,494,561)

Account Balance at the end of the Collection Period	$1,067,183	$7,031,636	$14,241,113

Servicer deposits between the end of the collection period and the cut-off date	11,010,158	9,462,925	10,460,406

Account Balance as of the cut-off date	$12,077,341	$16,494,561	$24,701,519

	Distributions	Distributions	Distributions
	3/28/05	4/25/05	5/25/05

First, to the U.S. Department of Education	$839,564	$1,564,854	$1,562,787

Second, to the administration account for certain costs and expenses	317,247	389,533	396,308

Third, to the interest account for payment of interest on Senior Notes	6,208,045	4,039,831	6,406,885

Fourth, to the principal account for payment of principal on Senior Notes	—	—	—

Fifth, to the interest account for payment of interest on Sub. Notes	359,014	400,822	398,904

Sixth, to the principal account for payment of principal on Sub. Notes	—	—	—

Seventh, to the reserve account to achieve defined requirement	—	—	—

Eighth, to the retirement account for principal on Amortizing Senior Notes	—	—	—

Ninth, to the retirement account for principal on Amortizing Sub. Notes	—	—	—

Tenth, to the interest account for payment of interest on Junior Notes	—	—	—

Eleventh, to the principal account for payment of principal on Junior Notes	—	—	—

Twelfth, other payments as may be set forth in the Supplemental Indenture	—	—	—

Thirteenth, to the acquisition account for acquisition of additional receivables	—	—	—

Fourteenth, to the interest account for payment of carry-over amounts on Senior Notes	—	—	—

Fifteenth, to the interest account for payment of carry-over amounts on Sub. Notes	—	—	—

Sixteenth, to the interest account for payment of carry-over amounts on Junior Notes	—	—	—

Seventeenth, to the interest account for swap termination payments on Senior Notes	—	—	—

Eighteenth, to the interest account for swap termination payments on Sub. Notes	—	—	—

Nineteenth, to the interest account for swap termination payments on Junior Notes	—	—	—

Twentieth, to the credit of the retirement account	—	—	—

Twenty-first, excess to the surplus fund	4,353,471	10,099,521	15,936,636

Total Distributions	$12,077,341	$16,494,561	$24,701,519

Higher Education Funding I
For the Distribution Date — 05/25/05
Current Collection Period — April 2005

Notes Balances	Original Balance	Beginning Balance	Interest Paid	Change	Ending Balance	Current Factor

Senior FRN:
A-1	$242,000,000	$242,000,000	$—	$—	$242,000,000	1.0000
A-2	269,000,000	269,000,000	—	—	269,000,000	1.0000
A-3	217,000,000	217,000,000	—	—	217,000,000	1.0000
A-4	171,000,000	171,000,000	—	—	171,000,000	1.0000
A-5	101,000,000	101,000,000	—	—	101,000,000	1.0000

Subtotal	1,000,000,000	1,000,000,000	—	—	1,000,000,000	1.0000
Senior ARN:
A-1	50,000,000	50,000,000	122,740	—	50,000,000	1.0000
A-2	50,000,000	50,000,000	124,658	—	50,000,000	1.0000
A-3	50,000,000	50,000,000	108,548	—	50,000,000	1.0000
A-4	50,000,000	50,000,000	109,699	—	50,000,000	1.0000
A-5	75,000,000	75,000,000	173,753	—	75,000,000	1.0000
A-6	50,000,000	50,000,000	122,740	—	50,000,000	1.0000
A-7	75,000,000	75,000,000	186,986	—	75,000,000	1.0000
A-8	75,000,000	75,000,000	188,712	—	75,000,000	1.0000
A-9	50,000,000	50,000,000	109,699	—	50,000,000	1.0000
A-10	75,000,000	75,000,000	170,877	—	75,000,000	1.0000
A-11	75,000,000	—	—	—	—	0.0000
A-12	50,000,000	50,000,000	113,918	—	50,000,000	1.0000
A-13	50,000,000	50,000,000	125,808	—	50,000,000	1.0000
A-14	75,000,000	75,000,000	167,425	—	75,000,000	1.0000
A-15	50,000,000	50,000,000	134,137	—	50,000,000	1.0000

Subtotal	900,000,000	825,000,000	1,959,699	—	825,000,000	0.9167
Subordinate ARN:
B-1	50,000,000	50,000,000	120,055	—	50,000,000	1.0000
B-2	50,000,000	50,000,000	243,562	—	50,000,000	1.0000

Subtotal	100,000,000	100,000,000	363,616	—	100,000,000	1.0000

Total	$2,000,000,000	$1,925,000,000	$2,323,315	$—	$1,925,000,000	0.9625

Portfolio Overview	Prior Month (M-3)	Prior Month (M-2)	Change	Prior Month (M-1)	Change	Current Month (M)

Beginning Balance	$957,336,136	$956,661,730	$(7,257,568)	$949,404,161	$823,483,549	$1,772,887,711
Loans Purchased	6,288,515	1,002,324	836,242,194	837,244,519	(827,049,661)	10,194,857
Loans Repurchased	—	—	—	—	—	—
Loans Sold	—	—	—	—	—	—
Loans Repaid	(7,470,337)	(9,054,036)	(5,634,026)	(14,688,062)	719,189	(13,968,872)
Capitalized Interest	490,517	737,782	154,725	892,507	600,832	1,493,340
Servicer Adjustments	16,900	56,362	(21,777)	34,585	(5,964)	28,621

Ending Balance	$956,661,730	$949,404,161	$823,483,549	$1,772,887,711	$(2,252,054)	$1,770,635,657

Accrued Interest	10,915,487	10,197,236	6,042,534	16,239,770	(247,652)	15,992,118
Servicer Payments Due	178,899	1,201,976	(22,310)	1,179,666	394,546	1,574,212
Trust Cash Accounts	19,825,930	26,396,406	69,787,782	96,184,188	7,327,413	103,511,601

Total Assets	$987,582,046	$987,199,778	$899,291,555	$1,886,491,334	$5,222,253	$1,891,713,587

Senior Notes	$900,000,000	$900,000,000	$925,000,000	$1,825,000,000	$—	$1,825,000,000
Subordinate Notes	100,000,000	100,000,000	—	100,000,000	—	100,000,000
Accrued Expenses	3,422,320	4,200,958	4,940,359	9,141,317	1,085,617	10,226,934

Total Liabilities	$1,003,422,320	$1,004,200,958	$929,940,359	$1,934,141,317	$1,085,617	$1,935,226,934

Selected Statistics:
Parity Trigger (a)	98.42%	98.30%	-0.78%	97.52%	0.21%	97.74%
Parity Trigger (aaa)	109.35%	109.22%	-6.35%	102.87%	0.23%	103.10%
Subordinate %	10.00%	10.00%	-4.81%	5.19%	0.00%	5.19%
WA Coupon	4.25%	4.25%	0.16%	4.41%	0.00%	4.41%
Average Balance	$38,425	$38,523	$377	$38,900	$243	$39,143
WA Rem. Mo.	289.3	288.7	1.6	290.3	(0.4)	289.9
Number of Loans	24,897	24,645	20,930	45,575	(340)	45,235

Trust Cash Accounts	Prior Month (M-3)	Prior Month (M-2)	Change	Prior Month (M-1)	Change	Current Month (M)

Restricted Cash:
Reserve acct.	$7,500,000	$7,500,000	$7,500,000	$15,000,000	$(562,500)	$14,437,500
Acquisition acct.	1,535,447	511,626	47,029,499	47,541,125	(10,504,703)	37,036,422
Collection acct.	1,766,717	1,067,183	5,964,453	7,031,636	7,209,478	14,241,113
Principal acct.	—	—	—	—	—	—
Retirement acct.	—	—	—	—	—	—
Surplus acct.	5,601,445	13,116,639	4,353,471	17,470,110	10,099,521	27,569,632

Subtotal	16,403,610	22,195,448	64,847,423	87,042,871	6,241,796	93,284,667
Accrued Expenses:
Admin. acct.	198,333	293,569	1,260,225	1,553,794	(584,934)	968,860
Interest acct.	1,904,000	2,771,575	3,795,099	6,566,675	2,117,337	8,684,012
Benefits acct.	1,319,987	1,135,814	(114,966)	1,020,848	(446,786)	574,062

Subtotal	3,422,320	4,200,958	4,940,359	9,141,317	1,085,617	10,226,934

Total	$19,825,930	$26,396,406	$69,787,782	$96,184,188	$7,327,413	$103,511,601

Higher Education Funding I
For the Distribution Date — 05/25/05
Current Collection Period — April 2005

Claims in process	Prior Month (M-3)	Prior Month (M-2)	Change	Prior Month (M-1)	Change	Current Month (M)

Beginning Balance	$94,208	$113,508	$(64,616)	$48,892	$2,954,590	$3,003,482
Filed During Period	554,136	501,625	2,162,211	2,663,837	(708,792)	1,955,045
Paid During Period	(534,836)	(566,242)	856,995	290,753	(845,880)	(555,127)
Administrative Rejects	—	—	—	—	—	—
Net Rejects	—	—	—	—	—	—

Total	$113,508	$48,892	$2,954,590	$3,003,482	$1,399,919	$4,403,401

Loans by School Type	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Avg. Loan Balance

(current month)
4-Year	3.42%	$152,816	0.01%	18	0.04%	$8,490
2-Year	2.77%	12,563	0.00%	3	0.01%	4,188
Proprietary	0.00%	—	0.00%	—	0.00%	—
Graduate	3.51%	417,312	0.02%	34	0.08%	12,274
Other/Unknown	4.41%	1,770,052,967	99.97%	45,180	99.88%	39,178

Total	4.41%	$1,770,635,657	100.00%	45,235	100.00%	$39,143

Loans by Status ($)	Prior Month (M-2)	Distribution	Prior Month (M-1)	Distribution	Current Month (M)	Distribution

In Repayment, days DQ
0-30	$552,729,774	58.22%	$1,118,304,280	63.08%	$1,098,416,906	62.04%
31-60	25,808,946	2.72%	45,154,389	2.55%	52,412,836	2.96%
61-90	8,775,124	0.92%	27,507,897	1.55%	23,841,100	1.35%
91-120	7,457,354	0.79%	15,761,086	0.89%	15,539,450	0.88%
121-150	4,130,021	0.44%	9,717,851	0.55%	10,848,482	0.61%
151-180	4,067,435	0.43%	3,783,443	0.21%	7,346,226	0.41%
181-210	4,947,791	0.52%	2,911,345	0.16%	2,555,315	0.14%
211-240	2,167,090	0.23%	3,640,900	0.21%	2,182,640	0.12%
241-270	1,861,766	0.20%	1,687,597	0.10%	3,025,496	0.17%
270+	4,620,060	0.49%	2,362,249	0.13%	1,532,228	0.09%

Total repayment	$616,565,360	64.94%	$1,230,831,035	69.43%	$1,217,700,680	68.77%
In School	—	0.00%	267,788.00	0.02%	275,976.00	0.02%
Grace	—	0.00%	42,019	0.00%	16,519	0.00%
Deferment	231,282,231	24.36%	357,171,112	20.15%	370,421,907	20.92%
Forbearance	101,507,679	10.69%	181,572,275	10.24%	177,817,174	10.04%
Claims in Process	48,892	0.01%	3,003,482	0.17%	4,403,401	0.25%
Administrative Rejects	—	0.00%	—	0.00%	—	0.00%
Net Rejects	—	0.00%	—	0.00%	—	0.00%

Total	$949,404,161	100.00%	$1,772,887,711	100.00%	$1,770,635,657	100.00%

Loans by Status (#)	Prior Month (M-2)	Distribution	Prior Month (M-1)	Distribution	Current Month (M)	Distribution

In Repayment, days DQ
0-30	15,212	61.72%	30,398	66.70%	29,645	65.54%
31-60	693	2.81%	1,199	2.63%	1,415	3.13%
61-90	241	0.98%	688	1.51%	614	1.36%
91-120	199	0.81%	392	0.86%	394	0.87%
121-150	112	0.45%	258	0.57%	277	0.61%
151-180	112	0.45%	106	0.23%	194	0.43%
181-210	125	0.51%	78	0.17%	72	0.16%
211-240	54	0.22%	87	0.19%	58	0.13%
241-270	62	0.25%	41	0.09%	73	0.16%
270+	125	0.51%	69	0.15%	45	0.10%

Total repayment	16,935	68.72%	33,316	73.10%	32,787	72.48%
In School	—	0.00%	28	0.06%	28	0.06%
Grace	—	0.00%	5	0.01%	3	0.01%
Deferment	5,524	22.41%	8,220	18.04%	8,512	18.82%
Forbearance	2,184	8.86%	3,926	8.61%	3,786	8.37%
Claims in Process	2	0.01%	80	0.18%	119	0.26%
Administrative Rejects	—	0.00%	—	0.00%	—	0.00%
Net Rejects	—	0.00%	—	0.00%	—	0.00%

Total	24,645	100.00%	45,575	100.00%	45,235	100.00%

Loans by Guarantor	WA Coupon	$ of Loans	Distribution	# of Loans	Distribution	Avg. Loan Balance

(current month)
ASA	5.80%	$418,990,141	23.66%	9,803	21.67%	$42,741
Great Lakes	3.98%	1,351,645,516	76.34%	35,432	78.33%	38,148

Total	4.41%	$1,770,635,657	100.00%	45,235	100.00%	$39,143

Loans by Servicer	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Default Guarantee

(current month)
ACS	5.80%	$418,990,141	23.66%	9,803	21.67%	100.00%
Great Lakes	3.98%	1,351,645,516	76.34%	35,432	78.33%	100.00%

Total	4.41%	$1,770,635,657	100.00%	45,235	100.00%	100.00%

Higher Education Funding I
For the Distribution Date — 05/25/05
Current Collection Period — April 2005

Loans by Program	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Avg. Loan Balance

(current month)
Subsidized Stafford	2.77%	$147,233	0.01%	28.00	0.06%	$5,258
Unsubsidized Stafford	2.77%	145,262	0.01%	3.00	0.01%	48,421
PLUS	4.17%	290,195	0.02%	24.00	0.05%	12,091
Consolidation	4.41%	1,770,052,966	99.97%	45,180	99.88%	39,178
Non-FFELP	0.00%	—	0.00%	—	0.00%	—

Total	4.41%	$1,770,635,657	100.00%	45,235	100.00%	$39,143

Loans by APR	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Avg. Loan Balance

(current month)
<4%	3.24%	$939,530,538	53.06%	25,698	56.81%	$36,560
4-5%	4.31%	356,845,097	20.15%	9,062	20.03%	39,378
5-6%	5.40%	125,146,237	7.07%	2,728	6.03%	45,875
6-7%	6.44%	133,332,224	7.53%	2,829	6.25%	47,131
7-8%	7.48%	101,811,294	5.75%	2,246	4.97%	45,330
8+%	8.18%	113,970,268	6.44%	2,672	5.91%	42,654

Total	4.41%	$1,770,635,657	100.00%	45,235	100.00%	$39,143

Remaining Term	$ of loans	Distribution	# of loans	Distribution	Avg. Loan Balance	Avg. Loan Balance

			(current month)			(prior month)
0-60	$250,687	0.01%	22	0.05%	$11,395	$9,094
61-120	3,090,584	0.17%	315	0.70%	9,811	8,263
121-180	62,652,601	3.54%	3,891	8.60%	16,102	15,843
181-240	511,731,283	28.90%	19,062	42.14%	26,846	26,936
241-300	452,641,487	25.56%	12,212	27.00%	37,065	38,001
301-360	507,161,341	28.64%	7,233	15.99%	70,118	72,038
361+	233,107,675	13.17%	2,500	5.53%	93,243	93,199

Total	$1,770,635,657	100.00%	45,235	100.00%	$39,143	$38,900

Higher Education Funding I
For the Distribution Date — 05/25/05
Current Collection Period — April 2005

Note Interest Rates	2/25/05	3/28/05	4/25/05	5/25/05	5/25/05 Note Balance

Senior FRN:
A-1	N/A	2.94%	2.94%	3.32%	242,000,000
A-2	N/A	3.01%	3.01%	3.39%	269,000,000
A-3	N/A	3.04%	3.04%	3.42%	217,000,000
A-4	N/A	3.05%	3.05%	3.43%	171,000,000
A-5	N/A	3.07%	3.07%	3.45%	101,000,000

Subtotal					1,000,000,000
Senior ARN:
A-1	2.60%	3.20%	3.10%	3.15%	$50,000,000
A-2	2.60%	2.75%	3.25%	3.18%	50,000,000
A-3	2.62%	2.83%	3.20%	3.20%	50,000,000
A-4	2.60%	2.86%	3.33%	3.20%	50,000,000
A-5	2.62%	3.02%	3.15%	3.23%	75,000,000
A-6	2.60%	3.20%	3.10%	3.14%	50,000,000
A-7	2.60%	3.25%	3.25%	3.18%	75,000,000
A-8	2.62%	2.78%	3.28%	3.19%	75,000,000
A-9	2.60%	2.86%	3.32%	3.20%	50,000,000
A-10	2.62%	2.97%	3.26%	3.22%	75,000,000
A-11	2.70%	—	—	—	—
A-12	2.61%	2.97%	3.24%	3.22%	50,000,000
A-13	2.62%	2.78%	3.28%	3.19%	50,000,000
A-14	2.61%	2.91%	3.29%	3.21%	75,000,000
A-15	2.60%	3.06%	3.13%	3.20%	50,000,000

Subtotal					825,000,000
Subordinate ARN:
B-1	2.74%	3.13%	3.40%	3.40%	50,000,000
B-2	2.73%	2.90%	3.45%	3.40%	50,000,000

Subtotal					100,000,000

Total					$1,925,000,000

Admin Acct. Accrual	2/25/05	3/28/05	4/25/05	Change	5/25/05

Servicing Fees	$86,123	$82,508	$161,560	$(656)	$160,904
Administration Fees	40,240	39,948	74,483	(72)	74,411

Total	$126,364	$122,456	$236,042	$(728)	$235,315

Debt Service Accts	2/25/05	3/28/05	4/25/05	Change	5/25/05

Debt Service Cash:
Principal acct.	$—	$—	$—	$—	$—
Retirement acct.	—	—	—	—	—
Interest acct.	2,771,575	7,305,414	9,587,985	(9,104,587)	483,397

Total	$2,771,575	$7,305,414	$9,587,985	$(9,104,587)	$483,397

Investment Earnings	Prior Month (M-3)	Prior Month (M-2)	Current Month (M-1)	Change	Current Month (M)

Restricted Cash:
Acquisition acct.	$2,486	$1,732	$1,232	$8,494	$9,726

Total	$2,486	$1,732	$1,232	$8,494	$9,726